EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 27, 1998, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Community First Banking Company on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community First Banking Company on Form S-8 (File No. 333-46987, effective February 27, 1998).



                                                /s/PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 26, 1998